AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER dated as of October 17, 1996 (this "Agreement"), among CARRIAGE SERVICES, INC., a Delaware corporation (the "Purchaser"), CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC., a California corporation (the "Acquisition Subsidiary"), CNM, a California corporation (the "Company"), and MARK F. WILSON, a resident of Contra Costa County, California, WENDY WILSON BOYER, a resident of Contra Costa County, California, WARREN A. BROWN, IV, a resident of Alameda County, California, William Boyer and Wendy Wilson Boyer, Trustees of THE BOYER FAMILY TRUST DATED SEPTEMBER 22, 1986, fbo Wendy Wilson Boyer, Marie Dietz and Mark F. Wilson, Trustees of TRUST B UNDER AGREEMENT DATED SEPTEMBER 9, 1977 by Francis Wilson, and Marie Dietz and Mark F. Wilson, Trustees of TRUST C UNDER AGREEMENT DATED SEPTEMBER 9, 1977 by Francis Wilson (together, the "Shareholders");

                              W I T N E S S E T H:

                  WHEREAS, the Company, through its wholly owned subsidi aries, owns and operates the nine Wilson & Kratzer Funeral Homes located in Alameda and Contra Costa Counties, California as more particularly described on Schedule I hereto (collectively, the "Homes"), and the Rolling Hills Memorial Park Cemetery located in Contra Costa County, California, also more particularly described on
Schedule I (the "Cemetery"), and the Shareholders collectively own all of the issued and outstanding capital stock of the Company in the respective amounts shown on Schedule II hereto; and

                  WHEREAS, the parties desire that the Company merge with and into the Acquisition Subsidiary in a statutory merger (the "Merger") to be consummated under the laws of the State of California and upon the terms and conditions and for the consideration herein set forth;

                  NOW, THEREFORE, the parties agree as follows:


1.       REORGANIZATION AND MERGER.

                  1.1. THE MERGER. At the Effective Time of the Merger (as defined in Section 1.2 below), the Company shall be merged with and into the Acquisition Subsidiary in a statutory merger (the "Merger") to be consummated pursuant to and on the terms and conditions set forth in this Agreement and in accordance with the California General Corporation Law ("CGCL"). The Acquisition Subsidiary shall be the surviving corporation of the Merger (the "Surviving Corporation"), and shall continue its corporate existence as a corporation governed by the laws of the State of California.

                  1.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time of the Merger") as a copy of this Agreement (or a short-form version hereof meeting the statutory requirements of the CGCL) and the requisite officers' certificate pursuant to Section 1103 of

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         the CGCL are filed with the Secretary of State of California and become effective; such filing shall be made, and shall provide that the instruments filed therewith shall become effective, as soon as practicable after the Closing referred to in Section 4.1.

                  1.3. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 1107 of the CGCL.

                  1.4. SS.368 REORGANIZATION. It is the intention of the parties that the Merger constitute a "reorganization" within the meaning of
         Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with Section 368(a)(2)(D) of the Code. The parties agree to file all of their respective tax returns and reports in a manner consistent with such intention, and to not take any filing position in a manner inconsistent with such intention unless compelled to do so by court order or administrative decree. Each party agrees to furnish such information and take such action as may be reasonably requested of the other party in connection with the foregoing (which action shall not include any change in the commercial terms of the Merger and the other transactions incident thereto). In no event, however, shall the Purchaser or the Surviving Corporation be required to incur any out-of-pocket expenses in defending such position or providing such information or taking such action, but shall cooperate to the extent reasonably necessary in connection with the defense by the Shareholders of the intended tax free nature of the reorganization, nor shall the foregoing constitute a warranty or guaranty that the Merger will in fact constitute such a reorganization.

                  2. ARTICLES OF INCORPORATION, BYLAWS, OFFICERS AND DIRECTORS.

                  2.1. ARTICLES OF INCORPORATION. From and after the Effective Time of the Merger, the Articles of Incorporation of the Acquisition Subsidiary in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation, subject to the right of the Surviving Corporation to amend its Articles of Incorporation after the Effective Time of the Merger in accordance with such Articles of Incorporation and the CGCL.

                  2.2. BYLAWS. From and after the Effective Time of the Merger, the bylaws of the Acquisition Subsidiary in effect immediately prior to the Effective Time of the Merger, shall be the bylaws of the Surviving Corporation, until changed or amended as provided therein.

                  2.3. DIRECTORS. From and after the Effective Time of the Merger, the directors of the Surviving Corporation shall be three (3), who shall be those persons who are directors of the Acquisition Subsidiary immediately prior thereto and Mark F. Wilson, each of whom shall hold office subject to the provisions of, and the number of directors shall be subject to adjustment as provided in, the CGCL and the Articles of Incorporation and bylaws of the Surviving Corporation.

                  2.4. OFFICERS. From and after the Effective Time of the Merger, the officers of the Surviving Corporation shall be those persons who are officers of the Acquisition Subsidiary immediately prior thereto, except that at the Effective Time of the Merger Mark F. Wilson shall become President of the Surviving Corporation. Each of the foregoing officers shall thereafter hold office subject to the provisions of the CGCL and the bylaws of the Surviving Corporation.

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                  3.   CONVERSION OF SHARES.

                  3.1. CONVERSION OF SHARES. The manner of converting shares of the capital stock of the Company and the Acquisition Subsidiary issued and outstanding immediately prior to the Effective Time of the Merger into shares of Common Stock, no par value, of the Surviving Corporation, or into the right to receive shares of Class A Common Stock, $.01 par value, of the Purchaser ("Class A Common Stock"), shares of Series F Preferred Stock, $.01 par value ("Series F Preferred Stock"), of the Purchaser, cash or Deferred Merger Consideration (as hereafter defined), as the case may be, shall be as follows:

                           (a) At the Effective Time of the Merger, each share
                  of Common Stock, no par value, of the Acquisition Subsidiary then issued and outstanding shall, by virtue of the Merger and without any action on the part of the Acquisition Subsidiary or the holder of such shares, be converted into one share of Common Stock, no par value, of the Surviving Corporation.

                           (b) At the Effective Time of the Merger, each share
                  of capital stock of the Company issued and held in its treasury, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be cancelled and retired without the payment of any consideration in respect thereof.

                           (c) Each share of Company Common Stock issued and
                  outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger, without any action on the part of the holders thereof, automatically be converted into and become, at the Effective Time of the Merger, the right to receive from the Purchaser, consideration (collectively, the "Merger Consideration"), determined as follows:

                  FIRST, the aggregate Merger Consideration for all shares of issued and outstanding Company Common Stock shall be calculated as the sum of the following:

                           (A) An amount in cash equal to $14,900,000.00 LESS the outstanding balance as of the Effective Time of the Merger of the Closing Date Liabilities (as defined in Section 3.7), PLUS $54,189.00 PLUS those Interim Expenses for the Danville Property that are approved pursuant to Section 7.3(d) PLUS an amount accruing at the rate of $109.10 per diem from September 20, 1996 through the Closing Date;

                           (B)      200,000 shares of Class A Common Stock;

                           (C)      15,000,000 shares of Series F Preferred
                                    Stock;

                           (D) $5,000,000.00 payable in installments after the Closing as provided in Section 3.6 below (the "Deferred Merger Consideration");

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                           (E)      An amount (not to exceed $250,000.00),
                                    payable in cash, equal to the amount of the aggregate cash balances at the Effective Time of the Merger of the Company and the Subsidiaries referred to in Section 5.4 (excluding any cash balances dedicated to fund preneed, merchandise and perpetual care trusts and accounts), which amount shall be set forth in a certificate of the Shareholders as to such balances; and

                           (F) The amount of those accounts receivable of the Subsidiaries outstanding at the Effective Time of the Merger which arise from the sale of merchandise and services for funeral service performed at the Homes prior to the Closing Date and from the at-need sale of Cemetery merchandise and plots at the Cemetery prior to the Closing Date (collectively "Closing Date Receivables") specifically excluding preneed cemetery accounts receivables. An amount equal to 50% of those Closing Date Receivables which are less than 90 days past the invoice date at the Effective Time of the Merger shall be paid in cash at the Closing, and the remainder shall be payable as provided in Section 3.8.

                  SECOND, the Merger Consideration payable per share of outstanding Company Common Stock shall be determined by dividing the aggregate Merger Consideration calculated above by the number of shares of Company Common Stock which are issued and outstanding at the Effective Time of the Merger. Each component of Merger Consideration set forth in clauses
                  (A) through (F) above shall be allocated equally among all of the shares of Company Common Stock which are issued and outstanding at the Effective Time of the Merger, unless the Purchaser receives, at least thirty (30) days prior to the date set for the Closing, a written notice (which shall be irrevocable and binding on each Shareholder) signed by all of the Shareholders, setting forth a different allocation of such components of the Merger Consideration specified in clauses
                  (A), (B), (C) and (D) above. Such notice may provide for a reallocation of each such component of the Merger Consideration among the Shareholders without affecting the total allocation of Merger Consideration to such component, or may provide for a reallocation of Merger Consideration from one or more such components to one or more other such components, all as shall be specified in such notice, which notice shall be attached to this Agreement and constitute a part hereof when accepted by the Purchaser; provided, however, that (i) for purposes of any such reallocation, each share of Class A Common Stock shall be deemed to have a value of $15.00, each share of Series F Preferred Stock shall be deemed to have a value of $1.00, and the Deferred Merger Consideration shall be based upon the present value thereof on the Closing Date at a discount rate of seven percent (7%) per annum; (ii) in no event shall the aggregate Merger Consideration be affected; (iii) in no event shall the net amount under clause (A) above, after deducting the amount of Closing Date Liabilities, be reduced to below zero; and (iv) the amount under clause (C) above shall in

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                  no event exceed 20,000,000 shares of Series F Preferred Stock.
                  The terms and provisions applicable to the Series F Preferred Stock shall be as described in Section 3.5 below, the terms and provisions applicable to the Deferred Merger Consideration shall be as described in Section 3.6 below, and the terms applicable to the Closing Date Receivables shall be as described in Section 3.8 below.

                      (d) At the Effective Time of the Merger, all options,
                  warrants, calls, or other securities convertible into or exchangeable with Company Common Stock, and all hereafter issued Company Common Stock that is not issued and outstanding on the date of this Agreement, shall, by virtue of the Merger and without any action on the part of any holder thereof, cease to be outstanding and shall be cancelled and retired without the payment of any con sideration in respect thereof.

                           (e) No fractional shares of Class A Common Stock or
                  Series F Preferred Stock (collectively, "Purchaser Stock") or scrip will be issued in respect of fractional interests; in lieu of any fractional shares of Purchaser Stock which may be issued in respect of shares of Company Common Stock as aforesaid, the holders thereof instead shall receive a cash payment in an amount equal to the product of such fraction multiplied by $15.00.

                  3.2. SURRENDER AND PAYMENT. After the Effective Time of the Merger, each holder of an outstanding certificate which prior to the Effective Time of the Merger represented shares of Company Common Stock shall, upon surrender of such certifi cate to the Surviving Corporation, be entitled to receive the Merger Consideration pursuant to Section 3.1(c) of this Agreement. Until so surrendered, each outstanding certificate which prior to the Effective Time of the Merger represented shares of Company Common Stock shall, upon and after the Effective Time of the Merger, represent and evidence only the right to receive payment therefor as provided in Section 3.1(c) of this Agreement.

                  3.3. NO FURTHER TRANSFERS. Upon and after the Effective Time of the Merger, no transfer of shares of Company Common Stock issued and outstanding immediately prior to the Effec tive Time of the Merger shall be made on the stock transfer books of the Surviving Corporation.

                  3.4. CONSENT TO MERGER; WAIVER OF DISSENTERS' RIGHTS. Each Shareholder, in his or her capacity as a shareholder of the Company, and the Purchaser, in its capacity as a share holder of the Acquisition Subsidiary, hereby (i) consent to the Merger pursuant to Chapter 12 of the CGCL, and (ii) irrevocably and unconditionally waive all dissenters' and other similar rights with respect to the Merger under and pursuant to Chapter 13 of the CGCL.

                  3.5. SERIES F PREFERRED STOCK. The terms and provisions of the Series F Preferred Stock shall be as provided in the Certificate of Designation, Preferences, Rights and Limita tions of the Series F Preferred Stock in the form attached hereto as Exhibit H attached hereto, with such amendments thereto as shall be agreed upon by the parties hereto, and which shall be the form on file with the Secretary of State of Delaware and in effect at the Effective Time of the Merger

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         (the "Series F Designation"), subject to amendment as therein provided.
         Of the shares of Series F Preferred Stock to be so issued as part of the Merger Consideration (as the same may be reallocated prior to the Closing as described in Section 3.1(c)), one-third (1/3) of such shares (rounded down to the nearest whole share) shall be issued as "Designated Preferred Stock" (within the meaning of the Series F Designation) and the remainder of such shares shall constitute Series F Preferred Stock which is not Designated Preferred Stock.

                  3.6. DEFERRED MERGER CONSIDERATION. The Deferred Merger Consideration shall be payable in ten (10) equal annual installments of $500,000.00 each, payable on or before the first through tenth anniversaries of the Closing Date. Each installment of Deferred Merger Consideration shall be payable to each Shareholder on a pro rata basis in proportion to his or her respective holdings of Company Common Stock at the Effective Time of the Merger, except as the same may be reallocated among the Shareholders as provided in Section 3.1(c). No interest shall accrue or be payable in respect of the Deferred Merger Consideration. For federal income tax purposes, the parties agree that the Deferred Merger Consideration shall be deemed to include an imputed rate of interest of seven percent (7%) per annum.

                  3.7. CLOSING DATE LIABILITIES. At the Closing, the Shareholders shall deliver to the Purchaser a statement, certified by them to be true and complete, of all liabilities and obligations of the Company and the Subsidiaries of whatever nature and character including (but not limited to) indebtedness for borrowed money, indebtedness secured by Liens against any assets or properties of the Company or any Subsidiary, accounts and trade payable, accrued liabilities, any liabilities under suits, claims, judgments or orders then pending or any other liability or obligation of the Company and the Subsidiaries attributable to the operation of the their businesses prior to Closing (collectively, "Closing Date Liabilities"), EXCLUDING (i) obligations under preneed funeral contracts for which the full amount has been deposited in trust or funded by insurance as required under applicable law, and under cemetery endowment care, merchandise and service contracts for which the full amount has been deposited in trust, the merchandise has been purchased, or as to which there are outstanding preneed accounts receivable covering such obligations, and obligations in respect of commissions for preneed services and merchandise based upon cemetery preneed accounts receivable to the extent not collected as of the Effective Time of the Merger, (ii) obligations arising after the Closing under the executory contracts listed on Schedule 5.13 under the heading "Executory Contracts" and under the Greer Lease, (iii) any obligations to be paid by the Company or Purchaser with respect to the Danville Property pursuant to Section 7.3(d) hereof, and (iv) obligations payable after the Closing under the Stahl Agreement referred to in Section 5.6(h). Such statement of the Shareholders shall include a proration, as of the Closing Date, of proratable items, such as property taxes, rents under leases (including the Greer Lease) and (to the extent known) utilities, subject to reconciliation as described in Section 3.9. In the case of indebtedness for borrowed money or secured by Liens against any assets of the Company or any Subsidiary, such statement shall be accompanied by statements of the holders of such indebtedness certifying as to the balance thereof, including per diem interest. For purposes of

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         calculating the amount of Closing Date Liabilities, there shall be included all amounts necessary to pay and discharge the same in full at the Effective Time of the Merger, includ ing principal, interest, fees, prepayment fees or premiums, and other similar amounts, however characterized. Such statement shall include estimated federal and state income tax liabilities, which shall be reconciled as described in
         Section 3.9. To the extent that Closing Date Liabilities are outstanding at the Effective Time of the Merger, the amount thereof shall be deducted from the cash portion of the Merger Consideration as described in Section 3.1(c)(A). Any Closing Date Liabilities remaining unpaid after the Closing which are not set forth on such statement of the Shareholders shall be paid by the Shareholders and shall be subject to indemnification under Section 10.1.

                  3.8. CLOSING DATE RECEIVABLES. At the Closing, the Shareholders shall deliver to the Purchaser a list of the Closing Date Receivables, certified by them to be true and complete. That portion of the Merger Consideration payable under Section 3.1(c)(F), which is not paid at the Closing, shall be payable as hereafter provided in this
         Section 3.8. Within 30 days after the last day of each of the third, eighth and twelfth calendar months following the Closing Date (each such date being referred to as a "Collection Date"), the Surviving Corporation shall deliver to the Shareholders a certificate of the Surviving Corporation, certified by it to be true and complete, as to the amount of collections received by it on Closing Date Receivables from the Effective Time of the Merger through such Collection Date ("Post-Closing Collections"). To the extent that the cumulative amount of Post-Closing Collections through each Collection Date exceed the amount theretofore paid by the Purchaser as Merger Consideration in respect of Closing Date Receivables pursuant to Section 3.1(c)(F) (including amounts payable hereunder in respect of previous Collection Dates), the Purchaser shall pay the amount of the excess to the Shareholders in cash upon delivery of each such certificate; provided, however, that such payment in respect of the Collection Date which is the last day of the third month after the Closing shall be subject to reconciliation as provided in Section 3.9. Neither the Surviving Corporation nor the Purchaser shall have any duty to pursue collection of Closing Date Receivables by means greater than used on its collection of other accounts receivable, and in no event shall the Surviving Corporation or the Purchaser be required to institute suit or refer any account to a collection agency. If the amount of all collections on Closing Date Receivables is less than the amount paid under clause (F) of Section 3.1(c), or if any Closing Date Receivables remain uncollected on such last Collection Date and are thereafter collected, in either event there shall be no further adjustments to the Merger Consideration or payments in respect thereof.

                  3.9. POST-CLOSING RECONCILIATION. Within 30 days after the first Collection Date referred to in Section 3.8, the Purchaser shall deliver to the Shareholders a certificate certified by it to be true and complete, of the following reconciling items as of the Effective Time of the Merger:

                           (i) Any trade or accounts payable of the Company or
                  any Subsidiary outstanding at the Effective Time of the Merger, or other Closing Date Liabilities (including federal income tax liabilities), to the extent not

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                  deducted from the Merger Consideration pursuant to Section
                  3.1(c)(A);

                           (ii) Any proratable items described in Section 3.7,
                  as adjusted to reflect information regarding such prorations which became known after the Closing;

                           (iii) non-trusted cemetery merchandise obligations
                  for lawn crypts, markers and granite bases, which shall be reconciled in a manner to be mutually determined among the parties prior to the Closing Date; and

                           (iv) the non-preneed and non-trusted cash balances of
                  the Company and the Subsidiaries that, despite the Shareholders' best efforts to reduce such balances to below $250,000 by the Effective Time of the Merger, is in excess of such amount and therefore has not been added to the Merger Consideration under Section 3.1(c)(A).

                  Based upon a reconciliation of the foregoing items, the Merger Consideration shall be adjusted as hereafter provided. The Shareholders shall be given credit as of such Collection Date for the first Closing Date Receivables reconciliation then due under Section 3.8, and for proratable items to the extent of expenses arising after the Effective Time of the Merger; and the Purchaser shall be given credit for Closing Date Liabilities under (i) above and proratable times to the extent of expenses arising prior to the Effective Time of the Merger. If, based upon such reconciliation, the Merger Consideration shall be increased, the Purchaser shall pay to the Shareholders the amount of such increase in cash within 30 days after such reconciliation, and if the Merger Consideration shall be decreased, the Shareholders shall pay to the Purchaser the amount of such decrease within 30 days after such reconciliation.

                  3.10. FURTHER ASSURANCES. Each party agrees to execute and deliver from time to time after the Effective Time of the Merger, at the reasonable request of any other party, and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as the other party may reasonably require to more effectively carry out the terms and provisions of the Merger and the other transaction contemplated by this Agreement.

                  4. THE CLOSING.

                  4.1. TIME AND PLACE. The Closing of the Merger (the "Closing") shall occur at the offices of Freeland, Cooper, LeHocky & Hamburg, 150 Spear Street, Suite 1800, San Francisco, California on the second business day following the date that the last of the conditions to Closing under Section 8 hereof have been satisfied, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than January 10, 1997. The date and time of the Closing is herein called the "Closing Date". At the Closing, the Shareholders shall surrender for cancellation pursuant to the Merger all certificates representing their respective shares of capital stock of the Company, against receipt from the Purchaser of the Merger Consideration. All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such

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         action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

                  4.2. RELATED TRANSACTIONS. In addition to the Merger, at the Closing the following transactions shall occur:

                           (a) The Purchaser and the Shareholders shall each
                  execute and deliver to the other a Stock Registration Agreement to be dated the Closing Date and in substantially the form of Exhibit A hereto (the "Registration Agreement");

                           (b) The number of positions on the Purchaser's Board
                  of Directors shall be increased by one (1), and Mark Wilson ("Wilson") shall be elected to the vacancy created by such increase, as a Class III Director, within the meaning of the Purchaser's By-laws;

                           (c) The Acquisition Subsidiary, on the one hand, and
                  each of Wilson and Wendy Wilson Boyer ("Boyer"), on the other, shall each execute and deliver a separate Employment Agreement to be dated the Closing Date and in substantially the forms of Exhibits B-1 and B-2 hereto, respectively (collectively, the "Employment Agreements");

                           (d) The Acquisition Subsidiary shall establish its
                  Carriage Partners Program for California in substantially the form of Exhibit C hereto (the "Program"), and Wilson shall become a participant in the Program in accordance with the terms and provisions thereof;

                           (e) The Acquisition Subsidiary and the Purchaser, on
                  the one hand, and each of Wilson and Boyer, on the other, shall each execute and deliver a separate Non- Competition Agreement to be dated the Closing Date and in substantially the forms of Exhibits D-1 and D-2, respectively, hereto (collectively, the "Non-Competition Agreements");

                           (f) Melvin C. Payne, Mark W. Duffey, C. Byron Snyder and Barry K. Fingerhut (collectively, the
                  "Carriage Stockholders") and the Shareholders shall each execute and deliver to the other a Co-Sale Agreement to be dated the Closing Date and in substantially the form of Exhibit E hereto (the "Co-Sale Agreement");

                           (g) Crockett Properties, a California partnership
                  ("Related Partnership"), shall convey fee simple title to Wilson & Kratzer Mortuaries, a California corporation and wholly owned subsidiary of the Company ("Wilson & Kratzer"), all of the real property and improvements on which the Grant Miller Chapel in Oakland, California is situated (as more particularly described on Schedule 5.6, hereafter the "Grant Real Property"), free and clear of all Liens other than Permitted Liens against such property described on Schedule 5.6, for a consideration consisting entirely in cash or notes of Wilson & Kratzer that will, at the Effective Time of the Merger, constitute Closing Date Liabilities deducted from the Merger Consideration under Section 3.1(c)(A); and

                           (h) BWB Diablo Properties, LLC ("BWB") shall convey
                  and assign to Wilson & Kratzer fee simple title to all of the real property and improvements located at 825 Hartz

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                  Way in Danville, Contra Costa County, California more
                  particularly described on Schedule 5.6(c) (the "Danville Property"), acquired by BWB from The Danville Community Development Agency pursuant to the Purchase and Sale Agreement between BWB and such Agency dated July 22, 1996 (the "Danville Purchase Agreement"), such assignment to include BWB's rights under the Danville Purchase Agree ment, under the Architectural and Engineering Services Agreement and the Interior Design, Procurement and Installment Series Agreement, both dated March 5, 1996 and both with The Doody Group, and under all other con tracts, agreements and appurtenant rights acquired or entered into in connection with the foregoing (all of the foregoing being collectively referred to as the "Danville Agreements"), without payment or obligation on the part of the Company or any Subsidiary, subject to Section 7.3(d).

                  5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders jointly and severally represent and warrant to and agree with the Purchaser and the Acquisition Subsidiary that:

                  5.1. TITLE TO SHARES. The Shareholders are the owners and holders, beneficially and of record, of all of the issued and outstanding shares of capital stock of the Company as shown on Schedule II, and the Shareholders have good and marketable title to all of such issued and outstanding shares, free and clear of any and all liens, encumbrances, pledges, security interests, mortgages or claims of any other person (collectively, "Liens").

                  5.2. ORGANIZATION AND EXISTENCE. The Company is a corpo ration duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power to enter into and perform its obligations under this Agreement and to carry on its business as now conducted. The Shareholders have delivered to the Purchaser complete and correct copies of the Articles of Incorporation, certified by the Secretary of State of California, and the Bylaws, certified by its Secretary, of the Company, all as in effect on the date hereof.

                  5.3. CAPITALIZATION. The authorized capital stock of the Company consists of 100,000 shares of Common Stock, no par value, of which 41,625 shares are issued and outstanding and held by the Shareholders. All such issued and outstanding shares are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. No such shares of capital stock are held by the Company as treasury stock. The Company does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock. There are no shareholders, buy-sell, voting or other similar agreements or commitments affecting the voting or transferability of any such shares.

                  5.4. SUBSIDIARIES. Schedule 5.4 sets forth the name and jurisdiction of incorporation or organization of Wilson & Kratzer and every other corporation in which the Company directly or indirect has an ownership interest (collectively, the "Subsidiaries"), other than Brown & Wilson, Inc., a California corporation which is a subsidiary of Wilson & Kratzer ("Brown & Wilson"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite power to carry on its business as now conducted. The Shareholders have delivered to the Purchaser complete and correct copies of the Articles of Incorporation and bylaws of each Subsidiary, both as in effect on the date hereof. The authorized, issued and outstanding capital stock of each Subsidiary is correctly and completely described on Schedule 5.4. All such shares of stock are issued and outstanding and owned by the Company (except for 208 shares of the non-voting common stock of Wilson & Kratzer which are owned by Dennis Steiner, hereafter the "Steiner Shares"), free and clear of all Liens (except for a pledge of the outstanding shares of Rolling Hills to secure obligations under the Stahl Agreement), fully paid and nonassessable, and not issued in violation of the preemptive rights of any person. No shares of any Subsidiary have been issued that are held by it in its treasury. No Subsidiary has any outstanding subscriptions, options or other agreements or commitments obligating it to issue any shares of its capital stock. Neither the Company nor any Subsidiary has an investment or ownership interest in any corporation, limited liability company, partnership, joint venture or other business entity, except as described on Schedule 5.4 and except for Brown & Wilson.

                  5.5. FINANCIAL INFORMATION. The Shareholders have delivered to the Purchaser (i) for Wilson & Kratzer, (x) its unaudited (compiled) balance sheet at March 31, 1996 (the "Wilson & Kratzer Balance Sheet") and the related unaudited (compiled) statement of earnings of Wilson & Kratzer for the twelve months then ended, together with the supplementary schedules thereto and the compilation report thereon of Alphonse deRoo & Associates, and (y) its unaudited (compiled) balance sheet at March 31, 1995 and the related unaudited (compiled) statement of earnings of Wilson & Kratzer for the twelve months then ended, together with the supplementary schedules thereto and the compilation report thereon of Alphonse deRoo & Associates; and (ii) for Rolling Hills Memorial Park, a California corporation and one of the Subsidiaries ("Rolling Hills"), (x) its unaudited (reviewed) balance sheet at March 31, 1996 (the "Rolling Hills Balance Sheet") and the related unaudited (reviewed) statements of income and retained earnings, and cash flows of Rolling Hills for the twelve months then ended, together with the notes thereto and the review report thereon of Hood and Strong dated June 27, 1996, and (y) its unaudited (reviewed) balance sheet at March 31, 1995 and the related unaudited (reviewed) state ments of income and retained earnings, and cash flows of Rolling Hills for the twelve months then ended, together with the notes thereto and the review report thereon of Hood and Strong dated July 14, 1995. The Wilson & Kratzer Balance Sheet and the Rolling Hills Balance Sheet are sometimes here after collectively referred to as the "Year-End Balance Sheets". All such financial statements are true and correct in all material respects, have been prepared in accordance with the books and records of the applicable Subsidiaries, and present fairly the respective financial positions of such Subsidiaries at the dates indicated and their respective results of operations for the periods then ended in accordance with generally accepted accounting principles consistently applied. The Company has no assets or properties other than the outstanding capital stock of each Subsidiary, has no liabilities or obligations of any kind (other than arising under this Agreement and for federal income tax liability based upon the consolidated earnings and profits of its subsidiaries, for which the Shareholders shall be responsible as described in Section 12.1), and has no income or expenses except for dividend income and nominal expenses incident to the maintenance of its corporate status. Each Home performed the number of funeral services in each of the twelve-month periods ended March 31, 1994 through 1996 as set forth on Schedule 5.5 hereto. The Cemetery performed at least the number of interments as set forth on Schedule 5.5.

                  5.6. REAL PROPERTY.

                           (a) DESCRIPTION AND TITLE. Schedule 5.6 will set
                  forth a legal description of all parcels of real property in which the Company or the Subsidiaries have any interest or which is used in their respective businesses (collectively, the "Real Property"), and also briefly describes each building and major structure and improvement thereon. No person other than the Company or a Subsidiary (as to be shown on Schedule 5.6) has any ownership, leasehold or other interest of any kind in the Real Property, other than (i) the Real Property on which the Greer Mortuary is located (the "Greer Real Property"), which is validly leased to Wilson & Kratzer under the Greer Lease described in paragraph (b) below, (ii) the Grant Real Property, which is validly leased to Wilson & Kratzer by the Related Partnership and which will be conveyed to Wilson & Kratzer on the Closing Date as contemplated in
                  Section 4.2(g), and (iii) the undeveloped portion of the Cemetery which is subject to option under the Stahl Agreement. The Real Property is the only interest in real property required for the conduct of the business of the Homes and the Cemetery as presently conducted. To the best knowledge of Shareholders, all of the buildings, structures and im provements located on the Real Property are in good oper ating condition, ordinary wear and tear excepted. To the best of the Shareholders' knowledge, none of such build ings, structures or improvements, or the operation or maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation or violates any restrictive covenant or any provision of law, the effect of which would interfere with or prevent their continued use for the purposes for which they are now being used. There is not pending nor, to the knowledge of any Shareholder, threatened any proceeding for the taking or condemnation of the Real Property or any portion thereof. As shown on Schedule 5.6, each Subsidiary has good and marketable fee simple title to all of its respective Real Property, free and clear of all Liens, other than (i) easements and other similar title exceptions to be described on Schedule 5.6 ("Permitted Liens"), (ii) the Greer Real Property, in which Wilson & Kratzer has good and marketable title to its leasehold interest thereto, free and clear of any and all Liens, (iii) the Grant Real Property, and at the Closing Wilson & Kratzer will have good and marketable fee simple title to the Grant Real Property free and clear of all Liens other than Permitted Liens to be described on Schedule 5.6, and (iv) that portion of the Cemetery subject to option under the Stahl Agreement.

                           (b) GREER LEASE. All of the Greer Real Property is
                  validly leased to Wilson & Kratzer under the Lease Agreement dated January 16, 1983 among Don L. Koubek and

                  Mary Sue Koubek dba DLK Properties, as lessor, and Ralph Greer, Freda Greer and Holly Haugen dba Greer Family Mortuary
                  - Alameda Chapel, as lessee (such Lease Agreement, together with all amendments thereto, being hereafter referred to as the "Greer Lease"); Wilson & Kratzer is the current lessee under the Greer Lease; a true and complete copy of the Greer Lease has been provided to the Purchaser; there have been no amendments or modifications to the Greer Lease except for those for which copies have been provided to the Purchaser; the Greer Lease is in full force and effect and valid and binding on the parties thereto, and neither Wilson & Kratzer nor (to the Shareholders' knowledge) the lessor thereunder is in default thereunder.

                           (c) DANVILLE PROPERTY. Schedule 5.6(c) sets forth a
                  true and complete legal description of the Danville Property, and also accurately and completely lists each Danville Agreement. The Shareholders have provided to the Purchaser a true and correct copy of each Danville Agreement. Each Danville Agreement is valid, binding and enforceable against the parties, and neither BWB nor (to the knowledge of the Shareholders) the other parties thereto are in default thereunder. Prior to the closing under the Danville Purchase Agreement, BWB conducted a reasonable due diligence review of the matters covered thereby, and nothing has come to its attention before or after such closing which would reasonably cause it to believe that any of the representations and warranties of the seller thereunder are untrue in any material respect. Schedule 5.6(c) also sets forth a true and complete listing of all closing costs, fees and expenses paid by BWB pursuant to the Danville Purchase Agreement, as well as all out-of-pocket expenses, professional fees and other sums paid or incurred through the date hereof in renovating or refurbishing the improvements located on the Danville Property (collectively, "Danville Expenses").

                           (d) FIRPTA. None of the Company, the Subsidiaries or
                  the Shareholders is a "foreign person" (as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder), and the Shareholders shall deliver at Closing one or more non-foreign affidavits in recordable form containing such information as shall be required by Code Section 1445(b)(2) and the regulations issued thereunder.

                           (e) BILLS PAID. All bills and other payments due with
                  respect to the ownership, operation, and maintenance of the Real Property have been (and on the Closing Date will be) paid, and no Liens (except for Permitted Liens) or other claims for the same have been filed or asserted against any part of the Real Property.

                           (f) NO FLOOD HAZARDS. To the best of the
                  Shareholders' knowledge, no portion of the Real Property is located within an area that has been designated by the Federal Insurance Administration, the Army Corp of Engineers, or any other governmental agency or body as being subject to special flooding hazards.

                           (g) STATUS OF CEMETERY PROPERTY. All of the Real
                  Property used in the business of the Cemetery has been plotted for cemetery use. The Cemetery (including the Real Property remaining under option under Stahl

                  Agreement) consists of approximately 96 acres (of which 46 acres have been developed and 50 acres are undeveloped), had, as of September 30, 1996, at least 3,068 unsold developed individual grave spaces, 151 unsold niches, 136 unsold mausoleum crypts and 1,132 unsold lawn crypts.

                           (h) STAHL AGREEMENT. The Shareholders have delivered
                  to the Purchaser a true and complete copy of the Exclusive Option dated March 31, 1960 among Tennessee Land Company and John M. Stahl (collectively, "Stahl"), and Rolling Hills Memorial Park, predecessor to Rolling Hills, as amended by the letter agreement dated May 29, 1963 (collectively, the "Stahl Agreement"). The Stahl Agreement is currently in full force and effect, Rolling Hills is the valid successor in interest as the "Second Party" thereunder, and neither Rolling Hills nor, to the Shareholders' knowledge, the "First Party" is in default thereunder. Rolling Hills has duly and validly acquired all of the Cemetery Real Property owned by it in accordance with the Stahl Agreement, and Rolling Hills has the continuing option to acquire one acre per year (of which there remains approximately 40 acres to be acquired) under the Stahl Agreement, subject to Rolling Hills' continued compliance therewith. All necessary consents to the transfer of the outstanding stock of Rolling Hills to the Company has been obtained, and the only person required to consent to the transactions under the terms of the Stahl Agreement is Rosalie
                  K. Stahl.

                  5.7. TITLE TO AND STATUS OF PROPERTIES. All assets, rights and properties utilized in the conduct of the business of the Homes and the Cemetery are owned by the Company or one or more of its Subsidiaries, and none of such assets, rights or properties is subject to any lease or license, except for Real Property leased to Wilson & Kratzer as described in Section 5.6 and except for those assets which are leased as described in Schedule 5.13. The Company and each Subsidiary is in actual possession and control of all properties owned by it, and has good and marketable title to all of its assets, rights and properties, including without limitation, all properties and assets reflected in the Year-End Balance Sheets, free and clear of all Liens, except for
         (i) Liens to be discharged and released at or prior to Closing, and
         (ii) Permitted Liens against Real Property.

                  5.8. ABSENCE OF CHANGES OR EVENTS. Since the date of the Year-End Balance Sheets, there has not been:

                              (i) any material adverse change in the finan cial
                  condition, operations, business, properties or pros pects of the Company and its Subsidiaries taken as a whole;

                             (ii) any change in the authorized capital or
                  outstanding securities of the Company or any Subsidiary;

                            (iii) any capital stock, bonds or other securi ties
                  which the Company or any Subsidiary has issued, sold, delivered or agreed to issue, sell or deliver, nor has the Company or any Subsidiary granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery thereof;

                             (iv) any borrowing or agreement by the Company or
                  any Subsidiary to borrow any funds, nor has the Company or any Subsidiary incurred, or become subject to, any absolute or contingent obligation or liability, except trade payables incurred in the ordinary course of business and obligations incurred in connection with the acquisition or improvement of the Danville Property;

                              (v) any declaration or payment of any bonus or
                  other extraordinary compensation to any employee of the Company or any Subsidiary;

                             (vi) any hiring, firing, reassignment or other
                  change in any key personnel of the Company or any Subsidiary;

                            (vii) any sale, transfer or other disposition of, or
                  agreement to sell, transfer or otherwise dispose of, any of the inventories or other assets or properties of the Company or any Subsidiary, except in the ordinary course of business;

                           (viii) any material damage, destruction or losses
                  against the Company or any Subsidiary, or any waiver of any rights of material value to the Company or any Subsidiary;

                             (ix) any labor strike or labor dispute, or the
                  entering into of any collective bargaining agreement, with respect to employees of the Company or any Subsidiary;

                              (x) any claim or liability for any material
                  damages for any actual or alleged negligence or other tort or breach of contract against or affecting the Company or any Subsidiary, except as set forth in Schedule 5.18;

                             (xi) any new competitor that has, to the knowledge
                  of any Shareholder, built, commenced to build or announced intentions to build a funeral home or mortuary in direct competition with any Home or a cemetery or mausoleum in direct competition with the Cemetery; or

                            (xii) any other transaction or event entered into or
                  affecting the Company or any Subsidiary other than in the ordinary course of business, except for the acquisition of the Danville Property and as set forth in Schedule 5.18.

                  5.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Year-End Balance Sheets, neither the Company nor any Subsidiary has any, and none of their respective assets or properties are subject to any, liabilities or obligations of any kind or nature, other than unsecured trade accounts pay able, accrued expenses and preneed obligations (fully funded by insurance or covered by trust) arising in the ordinary course of the business since the date of the Year-End Balance Sheets, except as set forth in Schedule 5.9.

                  5.10. TAX MATTERS. All federal, state, county, local and other taxes due and payable by the Company and the Subsidiaries on or before the date of this Agreement have been paid or are adequately provided for in the Year-End Balance Sheets. The Company and the Subsidiaries have filed all tax returns and reports required to be filed by each of them with all taxing authorities, and all such tax returns and reports are true, complete and correct in all material respects. True and correct copies of the federal, state and local income tax returns filed by or for the Company and the Subsidiaries for each of their last three taxable years have been furnished to the Purchaser. For each of such years, the Company and each Subsidiary has been included in the consolidated group of corporations of which the Company is the parent corporation. No assessments of deficiencies for taxes of any kind have been made against the Company or any Subsidiary which are presently pending or outstanding. No state of facts exists or has existed which would constitute grounds for the assessment of any tax liability against the Company or any Subsidiary with respect to any prior taxable period which has not been audited by the Internal Revenue Service or which has not been closed by applicable statute. There are no outstanding agreements or waivers extending the statutory period of limitations applica ble to any income tax return of the Company or any Subsidiary for any period.

                  5.11. INVENTORY; ACCOUNTS RECEIVABLE. The inven tories reflected in the Year-End Balance Sheets, and all items placed in inventory since the date thereof, are (i) accounted for in accordance with generally accepted accounting prin ciples applied on a consistent basis, and (ii) saleable or usable in the ordinary course of business of the Company and the Subsidiaries at usual and customary prices, subject to normal returns and markdowns consistent with past practice. All cemetery pre-need accounts and notes receivable reflected in the Year-End Balance Sheets, and all such accounts and notes receivable arising since the date thereof, (x) represent bona fide claims against customers for goods sold or services rendered, and (y) to the Shareholder's knowledge, are not subject to offsets or defenses of any kind. At the Closing, the Shareholders shall deliver to the Purchaser a list, certi fied by the Shareholders to be complete and correct, of all of the inventory of the Subsidiaries as of the Closing Date and all of their accounts receivable arising from the preneed sale of services or merchandise by the Cemetery as of the Closing Date.

                  5.12. FIXED ASSETS. Schedule 5.12 will list all motor vehicles and all other material items of equipment, fix tures, furniture and other fixed assets owned by the Company and the Subsidiaries. All such items are in good operating condition and repair, ordinary wear and tear excepted.

                  5.13. CONTRACTS AND COMMITMENTS. Schedule 5.13 will set forth a complete description of:

                             (i) all loan, credit and similar agreements to
                  which the Company or any Subsidiary is a party or by which it is bound, and all notes or other evidences of indebtedness of, or agreements creating any Lien on any property of, the Company or any Subsidiary;

                            (ii) all employment contracts, noncompetition agreements and other agreements relating to the employment of any employees of the Company and the Subsidiaries;

                           (iii) all contracts and agreements affecting the
                  Company or any Subsidiary which do not terminate or are not terminable by the Company or such Subsidiary upon notice of 30 days or less or which involve an obligation on its part in excess of $1,000 per annum or $5,000 in the aggregate; and

                            (iv) all other contracts and commitments of the
                  Company or any Subsidiary entered into outside the ordi nary course of business.

                  Each contract and commitment to be described on Schedule 5.13 is valid and binding on the parties thereto and in full force and effect, and neither the Company or the applicable Subsidiary, as the case may be, nor, to the knowledge of the Shareholders, any of the other parties thereto, are in default thereunder. The Shareholders will have furnished to the Purchaser a true and complete copy of each document listed on Schedule 5.13.

                  5.14. PRENEED CONTRACTS AND TRUST ACCOUNTS. Schedule 5.14 hereto will accurately and completely list, as of the date of this Agreement (i) all preneed contracts of the Company and the Subsidiaries unfulfilled as of the date hereof, including contracts for the sale of funeral merchandise and services and for cemetery merchandise and plots, and (ii) all trust accounts relating to the Homes and the Cemetery, indicating the location of each and the balance thereof. All preneed contracts required to be listed on Schedule 5.14 (x) have been entered into in the normal course of business at regular retail prices then in effect, or pursuant to a sales promotion program, solely for use by the named customers and members of their families on terms not more materially favorable than shown on the specimen contracts which have been delivered to the Purchaser, (y) are subject to the rules and regulations of the Company or the applicable Subsidiary as now in force (copies of which have been delivered to the Purchaser), and (z) on the date hereof are in full force and effect, subject to the Shareholders' knowledge, to no offsets, claims or waivers, and neither the Company or the applicable Subsidiary, as the case may be, nor such customer is in default thereunder, except as to be set forth in Schedule 5.14. All funds received by the Company and the Subsidiaries under preneed contracts have been deposited in the appropriate accounts and administered and reported in accordance with the terms thereof and as required by applicable laws and regulations. The Shareholders make no representation or warranty to the effect that the market value of the preneed accounts, trusts or other deposits is equal to or greater than the preneed liability related thereto. The services heretofore provided by the Company and the Subsidiaries have been rendered in a professional and competent manner consistent with prevailing professional standards, practices and customs.

                  5.15. TRADEMARKS, ETC. Schedule 5.15 accurately and completely describes all trademarks, copyrights, patents and other intellectual property rights, and applications and licenses for the foregoing (collectively, "Intangible Rights"), owned by or licensed to or in the name of the Company or any Subsidiary. The Company and the Subsidiaries own or possess valid rights or adequate licenses for all of such Intangible Rights as are necessary to the conduct of the business of the Homes and the Cemetery as presently conducted.

         Neither the Company nor any Subsidiary is charged with infringement of any Intangible Rights of any other person, nor does any Shareholder know of any such infringement, whether or not claimed by any person.

                  5.16. INSURANCE. The Company and the Subsidiaries maintain such policies of insurance in such amounts, and which insure against such losses and risks, as are, in the Company's opinion, generally maintained for comparable businesses and properties. Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

                  5.17. LICENSES, PERMITS, ETC. Schedule 5.17 hereto will correctly and completely list all licenses, franchises, permits, certificates, consents, rights and privileges issued to or held by the Company and each Subsidiary, which will be all that are necessary or appropriate for the operation of the Homes and the Cemetery as presently operated. All such items are in full force and effect.

                  5.18. LITIGATION. Except as set forth in Schedule 5.18, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of any Shareholder, threatened against or affecting the Company or any Subsidiary or any of their respective assets or properties, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. Neither the Company nor any Subsidiary is subject to any continuing court or administrative order, writ, injunction or decree, nor is the Company or any Subsidiary in default with respect to any order, writ, injunction or decree issued by any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

                  5.19. COMPLIANCE WITH LAWS. The Company and the Subsidiaries have complied and are in compliance in all material respects with all federal, state, municipal and other statutes, rules, ordinances, and regulations applicable to the Company, the Subsidiaries and their respective assets, rights and properties, and to the operation of each Home and the Cemetery (including without limitation all occupational safety and health rules, regulations and laws, and laws and regula tions applicable to preneed and perpetual care contracts and trust accounts, including the so-called "FTC Funeral Rule").

                  5.20.    ENVIRONMENTAL MATTERS.

                           (a) The Company and each Subsidiary has complied and
                  is in compliance in all material respects with all Environmental Laws, insofar as the same relate to asbestos-containing materials ("ACM") that are friable, underground storage tanks and the ownership and operation of crematories ("Identified Environmental Concerns"), and to the Shareholders' knowledge have so complied as to all other matters.

                           (b) Without limiting the generality of the foregoing,
                  the Company and each Subsidiary has obtained, and has complied and is in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental Laws for the occupation of the Real Property and the operation of the business of the

                  Company and the Subsidiaries, insofar as the same relates to Identified Environmental Concerns and, to the Shareholders' knowledge, as to all other matters.

                           (c) Neither the Company nor any Subsidiary has
                  received any notice, report or other information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or investigatory, remedial or corrective obligations, relating to their respective businesses or any of the Real Property arising under Environmental Laws.

                           (d) Except as set forth on Schedule 5.20, none of the
                  following exists on any portion of the Real Property:

                                    (i) Underground storage tanks or surface
                           impoundments;

                                    (ii) Any friable ACM, or to the
                           Shareholders' knowledge, any other ACM in any form or condition; or

                                    (iii) To the Shareholders' knowledge, any
                           materials or equipment containing polychlorinated biphenyls.

                           (e) In respect of Identified Environmental Concerns,
                  and to the knowledge of the Shareholders, in all other respects, neither the Company nor any Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any substance, including without limitation any Hazardous Materials, or owned or operated any facility or property, so as to give rise to liabilities for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, or similar state Environmental Laws.

                           (f) To the knowledge of the Shareholders, neither
                  this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of any governmental authority or third parties, pursuant to any so-called "transaction- triggered" or "responsible property transfer" Environmental Laws.

                           (g) To the knowledge of the Shareholders, without
                  limiting the foregoing, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company or any Subsidiary will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other liabilities (whether accrued absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws, including without limitation any relating to onsite or offsite Releases or threatened Releases of Hazardous Materials, substances or wastes, personal injury, property damage or natural resource damage.

                           (h) For purposes of this Section 5.20:

                           "Environmental Laws" means all laws concerning
                  pollution or protection of the environment (including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any Hazardous Materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

                           "Hazardous Materials" means any hazardous, toxic,
                  dangerous or other waste, substance of material defined as such in, regulated by or for purposes of any Environmental Law.

                           "Release" has the meaning set forth in CERCLA.

                  5.21. EMPLOYEES. Schedule 5.21 will correctly and completely list the names and monthly or hourly rates of salary and other compensation of all the employees and agents of the Company and the Subsidiaries. Schedule 5.21 will also set forth the date of the last salary increase for each employee listed thereon, the outstanding balances of all loans and advances, if any, made by the Company or any Subsidiary to any employee or agent thereof, and the number of vacation days or other time off to which each such employee is presently eligible to take. There are not pending or, to the knowledge of any Shareholder, threatened against the Company or any Subsidiary any general labor disputes, strikes or concerted work stoppages, and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association with respect to any employees of the Company or any Subsidiary. No Shareholder is aware of the existence of any serious health condition of any key management personnel of the Company or any Subsidiary that might impair any such person's ability to perform the essential functions of his or her normal duties into the foreseeable future after the Closing. The Share holders believe that the relations between the Company and the Subsidiaries, on the one hand, and their respective employees, on the other, are good.

                  5.22. EMPLOYEE BENEFIT PLANS. Schedule 5.22 will set forth a description of all plans, contracts, commitments, programs and policies (including, without limitation, pension, profit sharing, thrift, bonus, deferred compensation, severance, retirement, disability, medical, life, dental and accidental insurance, vacation, sick leave, death benefit and other similar employee benefit plans and policies) maintained by the Company or any Subsidiary which provides benefits to any employee or former employee of the Company or any Subsidiary. True and complete copies of all such benefit plans have been provided to the Purchaser. All obligations of the Company and the Subsidiaries under the Plans have been fully paid, fully funded or adequate accruals therefor have been made on the Year-End Balance Sheets. All necessary governmental approvals have been obtained for all Plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and have been qualified under Section 401 of the Code, and each trust established for any Plan is exempt from federal income taxation pursuant to Section 501(a) of the Code. With respect to any such Plan, there has been no
         (i)

         "reportable event" as defined in Section 4043 of ERISA, (ii) event described in Section 4062(e) or 4063(a) of ERISA, or (iii) in the case of any defined benefit plan, termination or partial termination.

                  5.23. AFFILIATED PARTY TRANSACTIONS. Except as described on
         Schedule 5.23, the Company and the Subsidiaries have been operated and are being operated in a manner separate from the personal and other business activities of the Share holders and their affiliates, and none of the Company, any Subsidiary nor any of their respective assets are subject to any affiliated party commitments or transactions.

                  5.24. BOOKS AND RECORDS. All books and records of the Company and each Subsidiary are true, correct and complete and have been maintained by them in accordance with good business practices and in accordance with all laws, regula tions and other requirements applicable to the Company and the Subsidiaries. The corporate records of the Company and the Subsidiaries reflect a true record of all meetings and pro ceedings of the respective Boards of Directors and sharehold ers of the Company and the Subsidiaries.

                  5.25. FINDERS. None of the Company, any Subsidiary nor any Shareholder is a party to or in any way obligated under any contract or other agreement, and there are no out standing claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, nego tiation, execution or performance of this Agreement.

                  5.26. AUTHORITY OF THE SHAREHOLDERS. Each Share holder has the full right, capacity and authority to enter into and perform this Agreement and the other documents to be executed by such Shareholder as provided in this Agreement, and to consummate the transactions contemplated hereby and thereby. For each Shareholder that is a trust, the execution, delivery and performance of this Agreement is within such trust's powers, and each of the undersigned trustees of such trust has all requisite authority to enter into this Agreement on behalf of such trust. This Agreement constitutes, and upon execution and delivery by each Shareholder, each of such other documents will constitute, the legal, valid and binding obligations of the Shareholders enforceable against them in accordance with their respective terms. Neither the execution, delivery nor performance of this Agreement or any of such other documents, nor the consummation of the transactions contemplated hereby or thereby, will: (i) result in a violation or breach of any term or provision of, constitute a default or acceleration under, require notice to or consent of any third party to, or result in the creation of any Lien by virtue of (x) the Articles of Incorporation or Bylaws of the Company or any Subsidiary or the trust documents of any Shareholder that is a trust or (y) any contract, agreement, lease, license or other commitment to which the Company, any Subsidiary or any Shareholder is a party or by which the Company, any such Subsidiary or any such Shareholder or his, her or its respective assets or properties are bound, other than those contracts and commitments described on
         Schedule 5.26 (provided, however, that all necessary consents under the Stahl Agreement have been duly and validly obtained); nor (ii) violate any statute or any order, writ, injunction or decree of any court, administrative agency or governmental body, other than the filing of a notification of change of ownership with the California Department of Consumer Affairs (the "CDCA Consent").

                  5.27. AUTHORITY OF THE COMPANY. The execution, delivery and performance by the Company of this Agreement have been duly authorized by its Board of Directors. This Agree ment is legally binding and enforceable against the Company in accordance with its terms. Neither the execution, delivery nor performance by the Company of this Agreement will result in a violation or breach of, nor constitute a default or accelerate the performance required under, the Articles of Incorporation or Bylaws of the Company or any Subsidiary or any indenture, mortgage, deed of trust or other contract or agreement to which the Company or any Subsidiary is a party or by which it or its properties are bound, other than those described in Section 5.26 above, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body, other than the CDCA Consent.

                  5.28. ACQUISITION OF PURCHASER STOCK. The Purchaser Stock to be acquired by the Shareholders pursuant to the Merger will be acquired by them for investment purposes only and not with the present intention or view to, or resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended. Each Shareholder understands that such Purchaser Stock will not be registered under such Securities Act or any state securities or blue sky laws, that transferability of such Purchaser Stock will be restricted in accordance with applicable state and federal securities laws, and that a restrictive legend to such effect will be inscribed on each certificate representing such Purchaser Stock. Prior to the Closing, each Shareholder will have had full opportunity to receive such information and ask such questions of representatives of the Purchaser concerning the Purchaser, its subsidiaries and their business, opera tions, assets and prospects, and concerning an investment in the Purchaser Stock, as such Shareholder will then have deemed appropriate in order to make an informed investment decision with respect to the Purchaser Stock.

                  5.29. FULL DISCLOSURE. The representations and war ranties made by the Shareholders hereunder or in any Schedules or certificates furnished to the Purchaser pursuant hereto or thereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein necessary to make the representa tions or warranties herein or therein, in light of the circum stances in which they are made, not misleading.

                  5.30. SCHEDULES. The Schedules identified in the Exhibit/Schedule Page hereto as "Delivered" have been prepared as of the date hereof in a separate binder or volume contemporaneously with the execution of this Agreement, and have been signed for identification by the Shareholders. The Shareholders shall deliver to the Purchaser those Schedules identified on the Exhibit/ Schedule Page as "To Be Delivered" within fifteen (15) business days after the date of execution of this Agreement.

                  The representations and warranties of the Shareholders herein or in any Schedules or certificates furnished to Purchaser pursuant hereto are the only representations and warranties upon which Purchaser is relying in connection with the transactions described herein. Purchaser is an experienced and sophisticated owner and operator of mortuaries and cemeteries and is not relying upon the Shareholders (except for such representations and warranties) in determining the extent to which it will conduct any due diligence investigations in evaluating the truth and accuracy of the representations and warranties of the Shareholders contained herein. No statement, assurance or other action by any other person or entity, whether or not an employee, affiliate, agent or other representative of the Company or the Shareholders shall be deemed to be a representation or warranty upon which Purchaser may rely unless same shall be set forth herein or pursuant hereto.

                  6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY. The Purchaser and the Acquisition Subsidiary jointly and severally represent and warrant to and agree with the Shareholders that:

                  6.1. ORGANIZATION AND EXISTENCE. The Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents to which it is a party. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement, including the issuance and delivery of the Purchaser Stock to the Shareholders as provided in this Agreement. The Purchaser has delivered to the Shareholders complete and correct copies of the Amended and Restated Certificate of Incorporation and Bylaws of the Purchaser and the Articles of Incorporation and Bylaws of the Acquisition Subsidiary, both as in effect on the date hereof.

                  6.2. CAPITALIZATION. The authorized capital stock of the Purchaser consists of (i) 15,000,000 shares of Class A Common Stock, $.01 par value, of which 3,942,194 shares were issued and outstanding as of September 30, 1996; (ii) 15,000,000 shares of Class B Common Stock, $.01 par value; of which 4,501,466 shares were issued and outstanding as of September 30, 1996, and (iii) 50,000,000 shares of Preferred Stock, $.01 par value, of which (x) 19,000,000 shares have been (or will be) designated as Series D Preferred Stock, $.01 par value of which 17,775,616 shares were issued and outstanding as of September 30, 1996 and (y) 11,000,000 shares have been (or will be) designated as Series E Preferred Stock, $.01 par value, none of which shares were issued and outstanding as of September 30, 1996; and (z) 20,000,000 shares have been (or will be) designated as Series F Preferred Stock, $.01 par value, none of which shares were issued and outstanding as of September 30, 1996. All such issued and outstanding shares are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. No such shares of capital stock are held by the Purchaser as treasury stock. Neither the Purchaser nor the Acquisition Subsidiary has any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock, other than options granted under one or more of the Purchaser's stock incentive and option plans, of which options covering an aggregate of 689,900 shares were outstanding on September 30, 1996. There are no shareholders, buy-sell, voting or other similar agreements or commitments affecting the voting or transferability of any such shares, of which the Purchaser has actual knowledge, except as described in the Registration Statement referred to in Section 6.3.

                  6.3. REPORTS AND FINANCIAL STATEMENTS. The Purchaser has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended. The Purchaser has delivered to the Shareholders true and complete copies of (i) its Registration Statement on Form S-1 (No. 333-05545) relating to the initial public offering of the Purchaser's Class A Common Stock, and (ii) its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, both as filed with the Securities and Exchange Commission (collec tively, "SEC Filings"). In addition, the Purchaser will deliver to the Shareholders a true and complete copy of its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996, promptly after the filing thereof. As of their respective dates, the SEC Filings did not, and such Form 10-Q at September 30, 1996 will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the financial statements included in the SEC Filings are or will be (as the case may be) true and correct in all material respects, have been (or will be) prepared in accordance with the books and records of the Purchaser and its subsidiaries, and present (or will present) fairly the consolidated financial positions of the Purchaser and its subsidiaries at the dates indicated and the consolidated results of their operations for the periods then ended in accordance with generally accepted accounting principles consistently applied.

                  6.4. NO MATERIAL ADVERSE CHANGE. Since June 30, 1996, there has not been any material adverse change in the financial condition, operations, properties or prospects of the Purchaser and its consolidated subsidiaries taken as a whole.

                  6.5. AUTHORITY. The execution, delivery and performance by the Purchaser and the Acquisition Subsidiary of this Agree ment and the documents contemplated in this Agreement to be executed and delivered by them have been duly authorized by their respective Boards of Directors. This Agreement is, and upon their execution and delivery as herein provided such other documents will be, valid and binding upon the Purchaser and the Acquisition Subsidiary and enforceable against each of them in accordance with their respective terms. Neither the execution, delivery or performance by the Purchaser or the Acquisition Subsidiary of this Agreement or any such other document will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Amended and Restated Certificate of Incorporation or Bylaws of the Purchaser or the Articles of Incorporation or Bylaws of the Acquisition Subsidiary, or under any indenture, mortgage, deed of trust or other contract or agreement to which the Purchaser or the Acquisition Subsidiary is a party or by which they or their respective properties are bound, except for such contracts and commitments for which all necessary consents have been duly and validly obtained, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body, except for the CDCA Consent. Consummation of the transactions contemplated by this Agreement will not require the consent or approval of the stockholders of the Purchaser, under the laws of the State of Delaware, under applicable rules and regulations of the National Association of Securities Dealers, or otherwise.

                  6.6. NO MATERIAL DEFAULTS OR LITIGATION. There exists no material default by the Purchaser or any of its consolidated Subsidiaries under its senior credit agreement or any other material agreement to which the Purchaser or any such Subsidiary is a party, or any pending or, to the Purchaser's knowledge, threatened, claim, action, suit, proceeding or investigation against the Purchaser or any such subsidiary, any of which would reasonably be expected to have a material adverse effect on the financial condition, operations, properties or prospects of the Purchaser and such Subsidiaries taken as a whole. The Purchaser is not in default in the payment of dividends on its preferred stock which require the payment of dividends.

                  6.7. FULL DISCLOSURE. The representations and warranties made by the Purchaser hereunder or in any certificate furnished to the Shareholders pursuant hereto or thereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein necessary to make the representations or warranties herein or therein, in light of the circumstances in which they were made, not misleading.

                  6.8. FINDERS. Except as described in Section 13.1, neither the Purchaser nor the Acquisition Subsidiary is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against either of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or per formance of this Agreement.

                  6.9. DISCLAIMER OF RELIANCE. The representations and warranties of the Purchaser and the Acquisition Subsidiary herein or in any certificates furnished to the Shareholders pursuant hereto are the only representations and warranties upon which the Shareholders are relying in connection with the transactions described herein. The Shareholders are experienced and sophisticated in transactions of this nature. No statement, assurance or other action by any other person or entity, whether or not an employee, affiliate, agent or other representation of the Purchaser or the Acquisition Subsidiary, shall be deemed to be a representation or warranty upon which any Shareholder may rely unless the same shall be set forth herein or pursuant hereto.

                  7. COVENANTS PENDING CLOSING.

                  7.1. COVENANTS OF THE COMPANY AND THE SHAREHOLDERS. The Company and the Shareholders jointly and severally covenant and agree with the Purchaser that:

                           (a) CONDUCT OF BUSINESS. From the date of this
                  Agreement to the Closing Date, the business of the Company and each Subsidiary will be operated only in the ordinary course, and, in particular, without the prior written consent of the Purchaser, the Company will not, and the Shareholders will not cause or allow the Company to, and neither the Company nor any Shareholder will cause or allow any Subsidiary to, do any the following:

                                    (i) cancel or permit any insurance to lapse
                           or terminate, unless renewed or replaced by like coverage;

                                    (ii) amend or otherwise modify its Articles
                           of Incorporation or Bylaws;

                                    (iii) issue or enter into any subscriptions,
                           options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of capital stock of the Company or any Subsidiary, except for the acquisition by Wilson & Kratzer of the Steiner Shares as described in Section 8.1(n);

                                    (iv) take any action described in Section
                           5.8;

                                    (v) enter into any contract, agreement or
                           other commitment of the type described in Sec tion 5.13, except for (1) the sale of the assets of Brown-Wilson and its dissolution as described in
                           Section 8.1(m), and the sale by the Subsidiaries to the Shareholders for consideration consisting only of cash, without recourse or warranty to such Subsidiary, of those assets described on Schedule 7.1(a), (2) the acquisition of the Grant Real Property and the Danville Property, and (3) the sale of four (4) residences owned by Rolling Hills located on Alhambra Avenue, El Sobrante, California.

                                    (vi) hire, fire, reassign or make any other
                           change in key personnel of the Company, or increase the rate of compensation of or declare or pay any bonuses to any employee in excess of that listed on
                           Schedule 5.21, other than year-end bonuses consistent with past practices; or

                                    (vii) take any other action which would
                           cause any of the representations and warranties made in Section 5 hereof not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if the same had been made on and as of the Closing Date.

                           (b) ACCESS TO INFORMATION. Prior to Closing, the
                  Company will give to the Purchaser and its counsel, accountants and other representatives, full and free ac cess to all of the properties, books, contracts, commit ments and records of the Company and the Subsidiaries so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the affairs of the Company and each Subsidiary.

                           (c) CONSENTS AND APPROVALS. The Company and the
                  Shareholders will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consum mate the transactions contemplated by this Agreement.

                           (d) NO SHOP. For so long as this Agreement remains in
                  effect, neither the Company nor any Shareholder shall enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with or respond to any inquiries or expressions of interest with any potential buyers, investors investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the assets and business of the Company or any Subsidiary or any other sale of the Company or any Subsidiary (whether by merger, consolidation, sale of any shares of capital stock of the Company or any Subsidiary, or otherwise), other than with the Purchaser and the Acquisition Subsidiary as contemplated in this Agreement. If, during such period, the Company or any Shareholder receives an inquiry or expression of interest regarding any such transaction, the Company or such Shareholder, as the case may be, shall promptly notify the Purchaser of such fact; provided that the foregoing shall not require that the source of such expression of interest be disclosed.

                  7.2. COVENANTS OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY. The Purchaser and the Acquisition Subsidiary jointly and severally covenant with the Shareholders that:

                           (a) CONSENTS AND APPROVALS. The Purchaser and the
                  Acquisition Subsidiary will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated in this Agreement.

                           (b) SERIES F PREFERRED STOCK. From the date of this
                  Agreement to the Closing Date: the Purchaser will not cause or permit any amendment or modification to the Series F Designation as in effect on the date of this Agreement and in the form delivered to the Shareholders pursuant to Section 6.1, nor shall the Purchaser issue to any person, other than to the Shareholders pursuant to this Agreement, any shares of Series F Preferred Stock, nor shall the Purchaser issue any shares of capital stock or take any action which would be prohibited under the provisions of, or would require the consent of the holders of, the Series F Preferred Stock, had the Series F Preferred Stock been issued and outstanding on the date hereof.

                  7.3. MUTUAL COVENANTS. Each party agrees with one another that:

                           (a) CONFIDENTIALITY. Prior to the Closing, such party
                  will hold in confidence any data and information obtained with respect to the other party or parties from any representative, officer, director or employee thereof, including their accountants or legal counsel, or from any books or records of any of them, in connection with the transactions contemplated by this Agreement, except that such party may disclose such information to its outside attorneys and accountants and to its lenders, provided that the disclosing party shall remain responsi ble to the other parties for any unauthorized disclosure thereof by such attorneys, accountants or lenders. If the transactions contemplated hereby are not consummated, no party in receipt of such information shall disclose such data or information to others, except as such data or information is published or is a matter of public knowledge or is required by an applicable law or regula tion to be disclosed. If this Agreement is terminated for any reason, any party receiving such confidential information shall return to the party which provided it all such data and information so obtained which is in written form.

                           (b) PUBLIC ANNOUNCEMENTS. Any public announcement
                  with respect to this Agreement or the transactions con templated hereby will be issued, if at all, at such time and in such manner as may be determined by the Purchaser. Unless consented to by the Purchaser in advance, prior to the Closing neither the Company nor any Shareholder shall (and the Company shall not cause or permit any Subsidiary to) make any public announcement or disclosure of this Agreement or such transactions. The Purchaser and the Shareholders shall consult with one another concerning the means by which the employees, customers and suppliers of the Company and the Subsidiaries will be informed of such transactions, and representatives of the Purchaser shall have the right to be present for any such communication.

                           (c) HART-SCOTT-RODINO. The Company, as the "ulti mate
                  parent entity" of the acquired person (as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, hereafter the "HSR Act") shall promptly pre pare and cause to be filed a premerger notification and report under the HSR Act, and the Purchaser, as the "ultimate parent entity" of the acquiring person, shall promptly prepare and cause to be filed a premerger notification and report under the HSR Act. The Purchaser shall bear sole responsibility for the cost of the filing fee due under ss.605 of PL 101-162 (103 Stat 1031), as amended by PL 103-317 (108 Stat 1724). Each such party shall request early termination in connection therewith and shall promptly respond to any inquiries of the Federal Trade Commission or Department of Justice in connection with such filings and shall coordinate the foregoing with one another.

                           (d) DANVILLE PROPERTY. At the Closing, and subject to
                  the conditions herein specified, the Purchaser shall pay to BWB the sum of $669,647. From the date of this Agreement through the Closing, the Shareholders shall keep the Purchaser advised regarding the progress of the renovation and refurbishing of the improvements on the Danville Property. In addition, the Shareholders shall provide the Purchaser with periodic estimates of expenses incurred or to be incurred after October 11, 1996 in connection with such renovation and refurbishing ("Interim Expenses"), and for purposes of the Purchaser's expense reimbursement obligation set forth below, such estimates shall be subject to the Purchaser's approval, which approval shall not be unreasonably withheld or delayed. At the Closing, the Purchaser shall also pay, as a portion of the Merger Consideration under Section 3.1(C)(a), all Interim Expenses which have been so approved in advance by the Purchaser.

                  8. CONDITIONS TO CLOSING.

                  8.1. CONDITIONS TO OBLIGATIONS OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY. The obligations of the Purchaser and the Acquisition Subsidiary under this Agreement shall be sub ject to the following conditions, any of which may be express ly waived by the Purchaser in writing:

                           (a) REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS
                  PERFORMED. The Purchaser shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Shareholders in
                  Section 5 hereof; the representations and warranties made by the Shareholders herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Company and the Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certifi cate, signed by the Shareholders and an executive officer of the Company, to the effect of the foregoing provisions of this Section 8.1(a).

                           (b) OPINION OF LEGAL COUNSEL. The Shareholders shall
                  have caused to be delivered to the Purchaser an opinion of Freeland, Cooper, LeHocky & Hamburg, legal counsel for the Company, the Subsidiaries and the Shareholders, dated the Closing Date, in substantially the form attached as Exhibit F.

                           (c) CONSENTS AND APPROVALS. The Company and the
                  Shareholders shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the lessor under the Greer Lease shall have delivered to the Purchaser a written instrument pursuant to which such lessor (x) consents to the transactions hereunder (or certifies that such consent is not required) and
                  (y) represents to the Purchaser that the Greer Lease is in full force and effect and that neither it nor, to its knowledge, Wilson & Kratzer is in default thereunder.

                           (d) NO MATERIAL ADVERSE CHANGE. Prior to the Closing
                  there shall not have occurred any loss or damage to the assets and properties of the Company or any Subsidiary, including (without limitation) any of the Real Property or any improvements located thereon (regardless of whether such loss or damage was insured), or any other event or condition, the effect of which could reasonably be expected to have a material adverse effect on the condition, business, operations or prospects of the Company and the Subsidiaries, taken as a whole. The foregoing shall not be construed to include (i) events or conditions affecting the United States economy or the funeral/cemetery industry in general, or (ii) the consummation or failure to consummate any transaction unrelated to the transactions hereunder.

                           (e) RELATED TRANSACTIONS. The Shareholders shall have
                  executed and delivered to the Purchaser the Registration Agreement; each of Wilson and Boyer shall have executed and delivered to the Acquisition Subsidiary their respective Employment Agreements and their respec tive Non-Competition Agreements; Wilson shall have exe cuted and delivered his plan adoption agreement pursuant to the terms of the Program; the Shareholders shall have executed and delivered the Co-Sale Agreement; the Related Partnership shall have conveyed fee simple title to the Grant Real Property to Wilson & Kratzer in the manner specified in
                  Section 4.2(g); and BWB shall have conveyed to Wilson & Kratzer the Danville Property and the Danville Agreements in the manner specified in Section 4.2(h).

                           (f) ENVIRONMENTAL, OSHA AND STRUCTURAL REPORTS. There
                  shall have been conducted, at the Purchaser's expense, (i) a Phase I (and, if deemed necessary by Purchaser, a Phase II) environmental audit of each parcel of Real Property by an environmental consulting firm selected by Purchaser, (ii) a health and safety inspection of each Home and each building on the Cemetery by a person (who may be an employee of the Purchaser) or firm selected by the Purchaser and who is qualified and experienced in such matters in the funeral service indus try, and (iii) a structural inspection of each Home and each building on the Cemetery by an engineering firm selected by the Purchaser. The Shareholders agree to take the action (and pay any costs in taking such action) as may be reasonably recommended by such firms and/or persons, up to $10,000 in the aggregate at any Home or at the Cemetery, as the case may be. In any event, it shall be a condition to the Purchaser's obligations hereunder that the results of the reports of such firms or persons (together with any remedial action, if any, taken by Shareholders, regardless of the cost, in response there to) shall be satisfactory to Purchaser in its sole discretion.

                           (g) TITLE INSURANCE. The Shareholders shall have
                  provided to the Acquisition Subsidiary a Leasehold Policy of Title Insurance (with respect to the Greer Real Property) and one or more Owner's Policies of Title Insurance (with respect to all other Real Property) issued to the applicable Subsidiary in agreed-upon amounts, issued by one or more title companies with offices in Contra Costa or Alameda County, California and reasonably acceptable to the Purchaser (whether one or more, the "Title Company"), insuring the applicable Subsidiary's leasehold or ownership interest (as the case may be) in the Real Property, subject only to the Per mitted Liens and any standard printed exceptions included in a California standard form Policy of Title Insurance; provided, however, that such policy shall have deleted any exception regarding restrictions or be limited to restrictions that are Permitted Liens, any standard exception pertaining to discrepancies, conflicts or shortages in area shall be deleted except for "shortages in area", and any standard exception for taxes shall be limited to subsequent years. The Purchaser and the Shareholders shall each bear one-half the cost of issuing such policies of title insurance under this paragraph (g) and for the surveys under paragraph (h) below, provided that in no event shall the Shareholders' aggregate share of such costs exceed $35,000.

                           (h) SURVEY. The Purchaser shall have received an
                  ALTA/ACSM survey prepared by a licensed surveyor approved by the Purchaser and acceptable to the Title Company, with respect to each parcel of Real Property, which survey shall comply with any applicable standards under

                  California law, be sufficient for Title Company to delete any survey exception contained in each applicable policy of title insurance referred to in Section 8.1(g), save and except for the phrase "shortages in area", and otherwise be in form and content acceptable to the Purchaser.

                           (i) ZONING. The Purchaser shall have received a
                  letter or other acceptable form of communication from a responsible officer of each of the municipalities or other governmental authorities having jurisdiction over zoning ordinances or regulations of all or substantially all of the Real Property, or an opinion of counsel for the Company, indicating the zoning classification for each such parcel, affirmatively stating that the use thereof as funeral homes or as a cemetery, as the case may be, complies with such classification.

                           (j) RELIANCE LETTERS. The Purchaser shall have
                  received a letter or other written instrument acceptable in form and substance to the Purchaser from each of Alphonse deRoo & Associates and Hood and Strong, pursuant to which such firms permit the Purchaser to rely upon their respective review or compilation reports (as the case may be) referred to in Section 5.5 and waive any requirement or defense of privity in connection therewith.

                           (k) LIEN RELEASES. The holders of the Liens against
                  any assets of the Company, including any of the Real Property (other than Permitted Liens, the vehicle lease described on Schedule 5.9 and any Liens securing Closing Date Liabilities which are deducted from the Merger Consideration under Section 3.1(c)(A)) shall have executed and delivered written releases of such Liens, all in recordable form and otherwise acceptable to the Purchaser.

                           (l) SCHEDULE DELIVERY. The Purchaser shall have
                  received those schedules identified on the Exhibit/Schedule Page as "To Be Delivered," together with a certificate of the Shareholders certifying that the same are true and complete, on or before the 15th business day after the date hereof, and within ten (10) (10) business days thereafter the Purchaser shall not have evidenced its disapproval of any of such schedules (or the information disclosed therein) by written notice to such effect delivered to the Shareholders.

                           (m) BROWN & WILSON. All of the assets of Brown &
                  Wilson shall have been conveyed and transferred to one or more of the Shareholders (or another person designated by them), and Brown & Wilson shall have been dissolved and liquidated, in accordance with the laws of the State of California, without any further liabilities or obligations continuing after the Closing Date.

                           (n) STEINER SHARES. Wilson & Kratzer shall have duly
                  and validly acquired all of the Steiner Shares, for a consideration payable solely in cash, with the result that Wilson & Kratzer shall become a wholly owned Subsidiary of the Company.

                  8.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Share holders under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Shareholders in writing:

                           (a) REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS
                  PERFORMED. The Shareholders shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser and the Acquisition Subsidiary in Section 6 hereof; the representations and warranties made by the Purchaser and the Acquisition Subsidiary herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser and the Acquisition Subsidiary shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Shareholders shall have received a certificate, signed by an executive officer of each of the Purchaser and the Acquisition Subsidiary, to the effect of the foregoing provisions of this
                  Section 8.2(a).

                           (b) OPINION OF LEGAL COUNSEL. The Purchaser shall
                  have caused to be delivered to the Shareholders an opinion of Snell & Smith, A Professional Corporation, legal counsel for the Purchaser and the Acquisition Subsidiary, in substantially the form attached as Exhibit G.

                           (c) OPINION OF TAX COUNSEL. The Purchaser shall have
                  caused to be delivered to the Shareholders an opinion of Arthur Andersen, L.L.P., tax counsel for the Purchaser and the Acquisition Subsidiary, in form and substance reasonably acceptable to the Shareholders, to the effect that the Series F Preferred Stock constitutes "stock" for purposes of Code
                  Section 368(a)(2)(D).

                           (d) CONSENTS AND APPROVALS. The Purchaser and the
                  Acquisition Subsidiary shall have obtained all consents and approvals of other persons and governmental authori ties to the transactions contemplated by this Agreement.

                           (e) NO MATERIAL ADVERSE CHANGE. Prior to the Closing
                  there shall not have occurred any event or condition, the effect of which could reasonably be expected to have a material adverse effect on the condition, business, operations or prospects of the Purchaser and its consolidated subsidiaries, taken as a whole. The foregoing shall not be construed to include (i) events or conditions affecting the United States economy or the funeral/cemetery industry in general, or (ii) the consummation or failure to consummate any transaction unrelated to this transaction.

                           (f) RELATED TRANSACTIONS. The Purchaser shall have
                  executed and delivered to the Shareholders the Registration Agreement; the number of positions on the Purchaser's Board of Directors shall have been increased by one (1) and Wilson shall have been elected to the vacancy created by such increase; the Acquisition Subsidiary shall have executed and delivered the Employment Agreements and the Non-Competition Agreements to each of Wilson and Boyer; the Acquisition Subsidiary shall have established the Program and executed and delivered to Wilson his plan adoption agreement thereunder; and the Carriage Stockholders shall have executed and delivered the Co-Sale Agreement.

                           (g) MARKET PRICE. The Trading Price (as defined in
                  the Series F Designation) as of the second trading day immediately preceding the Closing Date shall not be less than $15.00 per share of Class A Common Stock.

                           (h) NO CHANGE IN CONTROL. The Purchaser shall not
                  have announced, or entered into any agreement for, a transaction involving the sale of all or substantially all of its assets, the merger or consolidation of the Purchaser with an unaffiliated entity in which the Purchaser will not be the survivor, the sale of more than 50% of the voting control of the Purchaser's fully diluted Class A Common Stock, or any other equivalent change in control transaction.

                           (i) NO CHANGE IN TAX LAW. There shall not have been
                  between the date of this Agreement and the Closing Date (i) any change in the Code or the Revenue Regulations promulgated thereunder, or (ii) any pronouncement by the Internal Revenue Service to the effect that a change in the interpretation of the Code or such regulations has occurred, in any case which, solely by virtue of such change, the Merger shall not qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code.

                  8.3. MUTUAL CONDITIONS TO CLOSING. The respective obli gations of each of the parties under this Agreement shall be subject to the following mutual conditions, which may be waived only by the unanimous agreement of all parties:

                           (a) HSR ACT. Any person required in connection with
                  the transactions contemplated hereby to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

                           (b) CLOSING CERTIFICATES. The Company, the Purchaser
                  and the Acquisition Subsidiary shall have executed and delivered to each other such certificates as to the incumbency of its officers who are executing and delivering documents hereunder and as to the adoption of resolutions by its directors and (where applicable) shareholders, and shall have provided certificates of public officials certifying as to their existence and good standing, all as shall be reasonably requested by the other parties hereunder.

                           (c) NO INJUNCTIONS. There shall not have been entered or issued any injunction, writ or order of a court of competent jurisdiction which prohibits or substantially limits the consummation of the transactions contemplated by this Agreement.

                  9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  9.1. NATURE OF STATEMENTS. All statements contained in this Agreement or any Schedule or Exhibit hereto shall be deemed representations and warranties of the party executing or delivering the same.

                  9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regard less of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or any Schedule or Exhibit hereto or in connection with the trans actions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter.

                  10. INDEMNIFICATION.

                  10.1. INDEMNIFICATION BY THE SHAREHOLDERS. THE SHAREHOLDERS JOINTLY AND SEVERALLY AGREE TO INDEMNIFY AND HOLD HARMLESS THE PURCHASER AND (FOLLOWING THE EFFECTIVE TIME OF THE MERGER) THE SURVIVING CORPORATION, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, OBLIGATIONS, COSTS OR EXPENSES (ANY ONE SUCH ITEM BEING HEREIN CALLED A "LOSS" AND ALL SUCH ITEMS BEING HEREIN COLLECTIVELY CALLED "LOSSES") WHICH ARE CAUSED BY OR ARISE OUT OF (I) ANY BREACH OR DEFAULT IN THE PERFORMANCE BY THE COMPANY OR ANY SHAREHOLDER OF ANY COVENANT OR AGREEMENT OF THE COMPANY OR THE SHAREHOLDERS CONTAINED IN THIS AGREE MENT, (II) ANY BREACH OF WARRANTY OR INACCURATE OR ERRONEOUS REPRESENTATION MADE BY ANY SHAREHOLDER HEREIN, IN ANY SCHEDULE DELIVERED TO THE PURCHASER PURSUANT HERETO OR IN ANY CERTIFI CATE OR OTHER INSTRUMENT DELIVERED BY OR ON BEHALF OF THE COMPANY OR ANY SHAREHOLDER PURSUANT HERETO, (III) ANY CLOSING DATE LIABILITY OF THE COMPANY OR ANY SUBSIDIARY OF ANY KIND OR NATURE, WHETHER ABSOLUTE OR CONTINGENT, KNOWN OR UNKNOWN, TO THE EXTENT NOT PAID OR DISCHARGED PRIOR TO THE EFFECTIVE TIME OF THE MERGER OR NOT DISCLOSED PURSUANT TO THE CERTIFICATE OF THE SHAREHOLDERS DELIVERED TO THE PURCHASER AS PROVIDED IN SECTION 3.7, (IV) ANY CLAIMS, ACTIONS, SUITES, PROCEEDINGS OR INVESTIGATIONS DISCLOSED ON SCHEDULE 5.18, (V) ANY LIABILITIES OR OBLIGATIONS OF ANY NATURE RELATING TO THE OPERATION OR OWNERSHIP OF BROWN & WILSON, AND (VI) ANY AND ALL ACTIONS, SUITS, PROCEEDINGS, CLAIMS, DEMANDS, JUDGMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE LEGAL FEES) INCIDENT TO ANY OF THE FOREGOING.

                  10.2. INDEMNIFICATION BY THE PURCHASER. THE PUR CHASER AND THE ACQUISITION SUBSIDIARY JOINTLY AND SEVERALLY AGREE TO INDEMNIFY AND HOLD HARMLESS THE SHAREHOLDERS AND THEIR HEIRS AND ASSIGNS FROM AND AGAINST ANY LOSSES WHICH ARE CAUSED BY OR ARISE OUT OF (I) ANY BREACH OR DEFAULT IN THE PERFORMANCE BY THE PURCHASER OR THE ACQUISITION SUBSIDIARY OF ANY COVENANT OR AGREEMENT OF THE PURCHASER OR THE ACQUISITION SUBSIDIARY CONTAINED IN THIS AGREEMENT, (II) ANY BREACH OF WARRANTY OR INACCURATE OR ERRONEOUS REPRESENTATION MADE BY THE PURCHASER OR THE ACQUISITION SUBSIDIARY HEREIN OR IN ANY

         CERTIFICATE OR OTHER INSTRUMENT DELIVERED BY OR ON BEHALF OF THE PURCHASER OR THE ACQUISITION SUBSIDIARY PURSUANT HERETO, (III) ANY CLOSING DATE LIABILITY OF THE COMPANY OR ANY SUBSIDIARY WHICH HAS BEEN DEDUCTED FROM THE CASH PORTION OF THE MERGER CONSIDERATION PURSUANT TO
         SECTION 3.1(C) OR ANY LIABILITY OF THE COMPANY OR ANY SUBSIDIARY WHICH IS DESCRIBED IN CLAUSES (I) THROUGH (IV) OF SECTION 3.7, AND (IV) ANY AND ALL ACTIONS, SUITS, PROCEEDINGS, CLAIMS, DEMANDS, JUDGMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE LEGAL FEES) INCIDENT TO ANY OF THE FOREGOING.

                  10.3. THIRD PARTY CLAIMS. If any third person asserts a claim against a party entitled to indemnification hereunder ("indemnified party") that, if successful, might result in a claim for indemnification against another party hereunder ("indemnifying party"), the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be repre sented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connec tion therewith, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if within ten (10) business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indem nifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be repre sented, at its own expenses, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

                  11. TERMINATION.

                  11.1. BEST EFFORTS TO SATISFY CONDITIONS. The Company and the Shareholders agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 8.1 hereof; and the Purchaser and the Acquisition Subsidiary agree to use their best efforts to bring about the satisfaction of the conditions specified in
         Section 8.2 hereof.

                  11.2. TERMINATION. This Agreement may be terminated prior to Closing by:

                           (a) the mutual written consent of the Shareholders
                  and the Purchaser;

                           (b) the Purchaser if a material default shall be made
                  by the Company or any Shareholder in the observance or in the due and timely performance by any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by the Company or any Shareholder of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Company or any Shareholder at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                           (c) the Shareholders if a material default shall be
                  made by the Purchaser or the Acquisition Subsidiary in the observance or in the due and timely performance by the Purchaser or the Acquisition Subsidiary of any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser or the Acquisition Subsidiary of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser and the Acquisition Subsidiary at or before the Closing shall not have been complied with or performed at the time required for such compli ance or performance and such noncompliance or nonper formance shall not have been expressly waived by the Shareholders in writing; or

                           (d) either the Shareholders or the Purchaser, if the
                  Closing has not occurred by January 10, 1997.

                  11.3. LIABILITY UPON TERMINATION. If this Agreement is terminated under paragraph (a) or (d) of Section 11.2, then no party shall have any liability to any other parties here under. If this Agreement is terminated under paragraph (b) or (c) of Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

                  12. POST-CLOSING COVENANTS.

                  12.1. TAX MATTERS. The Shareholders shall be fully responsible for all federal, state and local taxes (including, but not limited to, income taxes) of the Company accrued through the Closing and for completing, filing and handling all tax returns and reports in respect in of all periods through Closing and consummation of the Merger, including responding to any inquiries, examinations or audits regarding such taxes, returns and reports. Without limiting the generality of the foregoing, the Shareholders will cause the preparation of a short-period federal income tax return for the Company's current year through the Closing Date (after which time the Surviving Corporation and the Subsidiaries will be included as part of the consolidated group of which the Purchaser is the parent corporation), and the Shareholders shall pay or cause to be paid all federal income taxes in respect thereof. Without limiting the generality of the "Losses" for which the Purchaser and the Surviving Corporation shall be indemnified against under Section 10.1, such indemnity shall additionally include all Losses arising from (i) all federal, state and local taxes associated with the operation of the Company and the Subsidiaries and the ownership of their assets for all periods prior to the Effective Time of the Merger, together with any fees, interest, fines or penalties associated therewith, (ii) all returns and reports filed in respect of all such taxes, and (iii) any federal and state income tax liability (less the net present value of any realized net federal income tax benefits) arising from any disallowance of the Merger as a "reorganization" within the meaning of Code Section 368(a)(1)(A), other than resulting from a violation of the Purchaser's covenants under Section 12.4.

                  12.2. EMPLOYEE MATTERS. At Closing, the Shareholders will cause the Company to pay or satisfy all vacation, holiday and other accrued benefits to employees of the Company and the Subsidiaries which are then outstanding. Following the Closing, the Shareholders shall be fully responsible for funding all necessary contributions to each pension, profit sharing or other similar employee benefit plan described on Schedule 5.22 that is required to be qualified under ERISA (collectively, "Pension Plans") for all periods, and following the Closing the Shareholders shall take all necessary action to terminate the Pension Plans in accordance with applicable law, in connection with which the Shareholders shall file all necessary forms and pay all appropriate fees, fines, penalties and other sums due in respect thereof and make any necessary distributions to plan beneficiaries. Without limiting the generality of Section 10.1, the "Losses" against which the Purchaser and the Surviving Corporation shall be indemnified against shall include all such liabilities, obligations and responsibilities arising in connection with the Pension Plans (whether arising before or after the Closing). The Shareholders shall keep the Purchaser reasonably informed regarding the progress of the termination, winding up and distribution of the Pension Plans.

                  12.3. LOCK-UP AGREEMENT. The Shareholders agree with the Purchaser and with the managing underwriters of the initial public offering of the Purchaser's Class A Common Stock ("Underwriters") that, during the period commencing on the Closing Date and ending on February 7, 1997, no Shareholder will, without the prior written consent of the Purchaser and the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Purchaser Stock, whether owned on the date hereof or hereafter acquired by the Shareholders or with respect to which the Shareholders have or thereafter acquire the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Purchaser Stock, whether any such swap or transaction is to be settled by delivery of Purchaser Stock or other securities, in cash or otherwise.

                  12.4. NO SALE OF ASSETS. For a period of three (3) years following the Closing, the Purchaser shall not cause or allow the Surviving Corporation to dispose of a substantial interest in the stock of any Subsidiary or cause or allow either Subsidiary to sell or otherwise dispose of all or any material portion of its assets to any person, other than (in any such case) to another subsidiary included in the consolidated group of corporations of which the Purchaser is the corporate parent, provided such transferee subsidiary is at the same relative tier of ownership as the Subsidiary making such disposition, unless the Purchaser shall have first delivered to the Shareholders (i) the written opinion

         (reasonably acceptable in form and substance to the Shareholders) of Arthur Andersen L.L.P. or another "big six" public accounting firm that such disposition should not cause a disallowance of the Merger as a "reorganization" within the meaning of Code Section 368(a)(1)(A), and
         (ii) the Purchaser's written agreement (reasonably acceptable in form and substance to the Shareholders), to indemnify the Shareholders for any Losses (including interest, fines, fees and penalties) they may suffer as a result of such disallowance due to such disposition. Without limiting the generality of the "Losses" for which the Shareholders shall be indemnified against hereunder, such indemnity shall include any federal and state income tax liability arising from any disallowance of the Merger as a "reorganization" within the meaning of Code Section 368(a)(1)(A), as a result of such disposition.

                  12.5. CURRENT PUBLIC INFORMATION. For so long after the Closing as the Shareholders hold Purchaser Stock and are eligible to dispose of Class A Common Stock in reliance on Rule 144 promulgated under the Securities Act of 1933, as amended (except to the extent that Rule 144(k) is available), the Purchaser shall maintain "current public information" as required under Rule 144(c) (for as long as Rule 144 requires such current public information to be so maintained for dispositions to be permitted under Rule 144).

                  13. MISCELLANEOUS.

                  13.1. EXPENSES. Regardless of whether the Closing occurs, the parties shall pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contem plated herein. If the transactions contemplated by this Agreement and the Exhibits hereto are consummated, the Company shall have no obligation for, nor shall the Company be charged with, any such expenses of the Shareholders. All finders' and similar fees and expenses of Thomas Pierce & Co. shall be borne solely by the Purchaser, and in no event shall any Shareholder be charged or responsible therefor. All sales, transfer, stamp or other similar taxes, if any, which may be assessed or charged in connection with the transactions hereunder shall be borne by the Shareholders.

                  13.2. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered or three business days following the date, mailed, first class, registered or certified mail, postage prepaid, as follows:

                           (i) if to the Company or any Shareholder, to:

                                    Wilson & Kratzer Mortuaries
                                    455 - 24th Street
                                    Richmond, California 94804
                                    Facsimile: (415) 233-4383

                                    with a copy to:

                                    Freeland, Cooper, LeHocky & Hamburg
                                    150 Spear Street, Suite 1800
                                    San Francisco, California  94105
                                    Attention: Mr. Steven A. Cooper, or
                                               Mrs. Kate C.  Freeland
                                    Facsimile: (415) 495-4332

                           (ii)  if to the Purchaser or the Acquisition
                                 Subsidiary, to:

                                    Carriage Services, Inc.
                                    1300 Post Oak Boulevard, Suite 1500
                                    Houston, Texas  77056
                                    Attention:  Mr. Melvin C. Payne
                                    Facsimile:  (713)  556-7401

                                    with a copy to:

                                    Snell & Smith, A Professional Corporation
                                    1000 Louisiana, Suite 3650
                                    Houston, Texas  77002
                                    Attention:  Mr. W. Christopher Schaeper
                                    Facsimile:  (713)  651-8010

         or to such other address as shall be given in writing by any party to the other parties hereto.

                  13.3. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, however, that following the Closing the Purchaser or the Surviving Corporation may assign its rights hereunder without the consent of the Shareholders to a successor-in-interest to the Purchaser or the Surviving Corporation, as the case may be (whether by merger, sale of assets or otherwise).

                  13.4. SUCCESSORS BOUND. Subject to the provisions of Section 13.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  13.5. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  13.6. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all of the parties hereto.

                  13.7. ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents referred to herein, constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof.

                  13.8. GOVERNING LAW. This Agreement shall be construed and enforced under and in accordance with and governed by the law of the State of California.

                  13.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                       THE PURCHASER:

                                       CARRIAGE SERVICES, INC.


                                       By:__________________________
                                          MELVIN C. PAYNE, President

                                       THE ACQUISITION SUBSIDIARY:

                                       CARRIAGE FUNERAL SERVICES
                                       OF CALIFORNIA, INC.


                                       By:__________________________
                                          MELVIN C. PAYNE, President

                                       THE COMPANY:

                                       CNM

                                       By:__________________________
                                          MARK F. WILSON, President

                                       THE SHAREHOLDERS:

                                       _____________________________
                                       MARK WILSON

                                       _____________________________
                                       WENDY WILSON BOYER

                                       _____________________________
                                       WARREN A. BROWN, IV

                                       THE BOYER FAMILY TRUST DATED
                                       SEPTEMBER 22, 1986


                                       By:__________________________
                                          William Boyer, Trustee


                                       By:__________________________
                                          Wendy Wilson Boyer, Trustee

                                       TRUST B UNDER AGREEMENT DATED
                                       SEPTEMBER 9, 1977


                                       By:__________________________
                                          Marie Dietz, Trustee


                                       By:__________________________
                                          Mark F.  Wilson, Trustee

                                       TRUST C UNDER AGREEMENT DATED
                                       SEPTEMBER 9, 1977


                                       By:__________________________
                                          Marie Dietz, Trustee


                                       By:__________________________
                                          Mark F.  Wilson, Trustee